JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock, $0.002 par value per share, of Everlast Worldwide Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings; PROVIDED, that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.
















                            [Signature pages follow.]

         IN WITNESS WHEREOF, the undersigned has duly executed this Joint Filing Agreement as of this 25th day of June, 2007.




                                        HIDARY GROUP ACQUISITIONS, LLC

                                        By:   The Hidary Group, LLC
                                              its member



                                              By:   /s/ Jack D. Hidary
                                                    ----------------------------
                                                    Name:   Jack D. Hidary
                                                    Title:  Managing Member

         IN WITNESS WHEREOF, the undersigned has duly executed this Joint Filing Agreement as of this 25th day of June, 2007.




                                             AQUAMARINE CAPITAL MANAGEMENT, LLC



                                             By:   /s/ Guy Spier
                                                   -----------------------------
                                                   Name: Guy Spier
                                                   Title: Managing Member